UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 8, 2006
ZIPREALTY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51002	94-3319956

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2000 Powell Street, Suite 300
Emeryville, CA 94608
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (510) 735-2600
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.
     The information in this Item 2.02 and in Exhibit 99.1 to this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
     On November 8, 2006, ZipRealty, Inc. issued a press release announcing its financial results for the fiscal quarter ended September 30, 2006 and certain other information and furnished that release as an exhibit to Form 8-K. Pro forma non-cash income taxes and resulting pro forma earnings and pro forma earnings per basic share and per diluted share for the three months and the nine months ended September 30, 2006 were incorrect as presented in the original release. On December 4, 2006, ZipRealty issued a correcting and replacing release to correct this information, including a correction to pro forma earnings per diluted share for each period from the reported $0.07 to the actual $0.06. The full text of the correcting and replacing release is set forth in Exhibit 99.1 hereto. The correcting and replacing release did not update the original release for any developments subsequent to November 8, 2006. The GAAP financial statements attached to the original release did not change as a result of this correction. The information was accurately disclosed in the Company’s Form 10-Q filed on November 9, 2006. The Form 8-K referenced above is hereby amended as set forth in this Form 8-K/A.
Item 9.01   Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is furnished with this report on Form 8-K:
          99.1    Press release dated December 4, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC. a Delaware corporation
Dated: December 4, 2006	By:	/s/ Gary M. Beasley
Gary M. Beasley
President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press release dated December 4, 2006.